EMPLOYEE SERVICES AGREEMENT

This Employee Services Agreement ("Agreement") is entered as of 11 October 2019 ("Effective Date") by and between Canbiola, Inc., a Florida corporation (the "Company"), and Philip Scala, located at ("Employee") and collectively as the Parties ("Parties"). The Parties agree as follows:

I. <u>Services Provided</u>.

Company hereby appoints Employee to serve as its Interim Chief Operating Officer and Employee hereby accepts such appointment. Employee shall provide those services required of an officer of like title of a company of similar size and industry, under the law of the State of Florida, the federal securities laws and other state and federal laws and regulations, as applicable.

II. <u>Nature of Relationship</u>

The Employee is entitled to all of the rights and benefits along with the responsibilities and obligations of an Employee and shall devote whatever time and effort as required to fulfill his responsibilities.

III. <u>Employee's Warranties</u>

Throughout the term of this agreement and for a period of one (1) year thereafter, the Employee agrees he will not, without obtaining Company's prior written consent, directly or indirectly engage or prepare to engage in any activity in competition with any Company business or product, including products in the development stage, accept employment or provide services to (including service as a member of a board of directors), or establish a business in competition with Company.

IV. <u>Compensation</u>

A. Base Salary. As compensation for Employee's services, Employee shall receive twenty five hundred dollars ($2,500.00) per month ("Base Salary"). The Base Salary shall be paid according to the standard payroll procedures in effect at the Company. This Base Salary shall be reviewed and changed, as and if appropriate, after the sooner of 90 days from the Effective Date, or completion of the Company uplist to NASDAQ or other exchange. This is all payable upon new funding into the Company at an amount of five million or greater from any source.

B. Base Salary Increase. At each annual anniversary of the Agreement, the Base Salary shall be increased according to the payroll procedures in place.

C. Incentive Bonus. Employee will be eligible to receive an annual cash and or stock bonus which will be determined by the Compensation Committee of the Board of Directors.

D. Benefits. During the Term, from the Effective Date through the date of termination of Employee's engagement with the Company for any reason, Employee shall be entitled to participate in:

1. **Reimbursement for Business Expenses.** During the Term, the Company shall reimburse Employee for all reasonable expenses incurred by Employee in performing Employee's duties for the Company, on the same basis as similarly situated Employees of the Company generally and in accordance with the Company's policies as in effect from time to time. This reimbursement shall include internet expenses, cell phone and similar direct business-related expenses.

F. Common Share Issuance. As additional consideration and compensation, Employee shall be issued five hundred thousand options prices at $.001, each option convertible into one share of common stock and convertible for three years for date of signing this agreement. Shares of common stock of the Company to be restricted by SEC rule 144 and be issued within 30 days of exercise of the option.

V. Indemnification and Insurance

The Company hereby fully agrees to hold harmless and indemnify Employee as authorized or permitted by law and the Company's governing documents, as the same may be amended from time to time, except for acts constituting negligence or willful misconduct by Employee. The current Indemnity Agreement is attached as Exhibit A to this Agreement.

VI. Term of Agreement

This Agreement shall be in effect from the Effective Date hereof and continue for an initial term of ninety (90) days ("Term"). This Agreement shall be renewed for additional Terms upon mutual consent of the Parties unless either party gives notice of its intent to terminate the Agreement at least 30 days prior to the expiration of the applicable term.

VII. Employee Termination

A. **Termination.** Either Party may terminate this Agreement by providing the other Party 30-day notice.
B. **Return of Materials.** In the event of any termination of this Agreement, the Employee agrees to return any materials and confidential information of the Company.

VIII. Sole Agreement

This Agreement supersedes all prior or contemporaneous written or oral understandings or agreements, and may not be added to, modified, or waived, in whole or in part, except by a writing signed by the party against whom such addition, modification or waiver is sought to be asserted.

IX. Assignment

This Agreement and all of the provisions hereof shall be binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns and, except as otherwise expressly provided herein, neither this agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

X. Notices

Any and all notices, requests and other communications required or permitted hereunder shall be in writing, registered mail or by facsimile, to each of the parties at the addresses set forth herein or as otherwise provided in writing by such party.

Any such notice shall be deemed given when received and notice given by certified mail shall be considered to have been given on the tenth (10th) day after having been sent in the manner provided for above.

XI. Survival of Obligations

Notwithstanding the expiration of termination of this Agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination.

XII. Severability

Any provision of this Agreement which is determined to be invalid or unenforceable shall not affect the remainder of this Agreement, which shall remain in effect as though the invalid or unenforceable provision had not been included herein, unless the removal of the invalid or unenforceable provision would substantially defeat the intent, purpose or spirit of this agreement.

XIII. Governing Laws

This Agreement will be construed in accordance with the laws of the state of California, without resort to conflict of law principles.

********Signature Page Follows********

********Signature Page For Employment Agreement Scala********

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized officers, as of the date first written above.

CANBIOLA, INC.

____

Marco Alfonsi, CEO

EMPLOYEE

____

Philip Scala

EXHIBIT A

INDEMNITY AGREEMENT

This Indemnity Agreement ("**Agreement**") is made and entered into this 10th day of July 2019 by and between Canbiola, Inc., a Florida corporation (the "**Company**"), and Johnny Mack, ("**Employee**").

RECITALS

WHEREAS, Employee performs a valuable service to the Company in his capacity as Executive Vice President Sales for Canbiola, Inc.

WHEREAS, the Company has adopted Bylaws (the "Bylaws") providing for the indemnification of the directors, officers, Employees and other agents, including persons serving at the request of the Company in such capacities with other corporations or enterprises; and

WHEREAS, in order to induce Employee to continue to serve as Executive Vice President Sales of Canbiola, Inc., the Company has determined and agreed to enter into this Agreement with Employee;

NOW, THEREFORE, in consideration of Employee's continued service after the date hereof, the parties hereto agree as follows:

AGREEMENT

1. Indemnity of Employee. The Company hereby agrees to hold harmless and indemnify Employee to the fullest extent authorized or permitted by the provisions of the Bylaws and applicable law against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Employee becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Company) to which Employee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Employee is, was or at any time becomes a director, officer, Employee or other agent of Company, or is or was serving or at any time serves at the request of the Company as a director, officer, Employee or other agent of another corporation, partnership, joint venture, trust, Employee benefit plan or other enterprise.

2. Limitations on Indemnity. No indemnity shall be paid by the Company:

(a) on account of any claim against Employee solely for an accounting of profits made from the purchase or sale by Employee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(b) on account of Employee's conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(c) on account of Employee's conduct that is established by a final judgment as constituting a breach of Employee's duty of loyalty to the Company or resulting in any personal profit or advantage to which Employee was not legally entitled;

(d) for which payment is actually made to Employee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(e) if indemnification is not lawful (and, in this respect, both the Company and Employee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

(f) in connection with any proceeding (or part thereof) initiated by Employee, or any proceeding by Employee against the Company or its directors, officers, Employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the NYCRR, or (iv) the proceeding is initiated pursuant to Section 9 hereof.

3. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Employee is a director, officer, Employee or other agent of the Company (or is or was serving at the request of the Company as a director, officer, Employee or other agent of another corporation, partnership, joint venture, trust, Employee benefit plan or other enterprise) and shall continue thereafter so long as Employee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Employee was serving in the capacity referred to herein.

4. Partial Indemnification. Employee shall be entitled under this Agreement to indemnification by the Company for a portion of the expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Employee becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 1 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Company shall indemnify Employee for the portion thereof to which Employee is entitled.

5. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Employee of notice of the commencement of any action, suit or proceeding, Employee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Employee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Employee notifies the Company of the commencement thereof:

(a) the Company will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Employee. After notice from the Company to Employee of its election to assume the defense thereof, the Company will not be liable to Employee

under this Agreement for any legal or other expenses subsequently incurred by Employee in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Employee shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Employee unless (i) the employment of counsel by Employee has been authorized by the Company, (ii) Employee shall have reasonably concluded, and so notified the Company, that there is an actual conflict of interest between the Company and Employee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Employee's separate counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Employee shall have made the conclusion provided for in clause (ii) above; and

(c) the Company shall not be liable to indemnify Employee under this Agreement for any amounts paid in settlement of any action or claim affected without its written consent, which shall not be unreasonably withheld. The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Employee without Employee's written consent, which may be given or withheld in Employee's sole discretion.

6. Expenses. The Company shall advance, prior to the final disposition of any proceeding, promptly following request therefore, all expenses incurred by Employee in connection with such proceeding upon receipt of an undertaking by or on behalf of Employee to repay said amounts if it shall be determined ultimately that Employee is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, applicable law or otherwise.

7. Enforcement. Any right to indemnification or advances granted by this Agreement to Employee shall be enforceable by or on behalf of Employee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefore. Employee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 1 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 6 hereof, *provided that* the required undertaking has been tendered to the Company) that Employee is not entitled to indemnification because of the limitations set forth in Section 2 hereof. Neither the failure of the Company (including its board of directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Employee is proper in the circumstances, nor an actual determination by the Company (including its board of directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Employee is not entitled to indemnification under this Agreement or otherwise.

8. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Employee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

9. Non-Exclusivity of Rights. The rights conferred on Employee by this Agreement shall not be exclusive of any other right which Employee may have or hereafter acquire under any statute, provision of the Company's Articles of Incorporation or Bylaws, agreement, vote of stockholders

or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

10. Survival of Rights.

(a) The rights conferred on Employee by this Agreement shall continue after Employee has ceased to be a director, officer, Employee or other agent of the Company or to serve at the request of the Company as a director, officer, Employee or other agent of another corporation, partnership, joint venture, trust, Employee benefit plan or other enterprise and shall inure to the benefit of Employee's heirs, executors and administrators.

(b) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

11. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Company shall nevertheless indemnify Employee to the fullest extent provided by the Bylaws, the NYCRR or any other applicable law.

12. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York.

13. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

14. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

15. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

16. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid to the parties address of record, or to such other address as may have been furnished to Employee by the Company.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

CANBIOLA, INC.

____

By: Marco Alfonsi, CEO

EMPLOYEE

____

Philip Scala

Empl Agr Scala 101019

PATHFINDER

CONSULTANTS INTERNATIONAL, INC.

Philip P. Scala
Pathfinder Consultants International, Inc.
Founder and CEO
Former FBI Supervisory Special Agent

EMPLOYMENT HISTORY:

Pathfinder Consultants International: CEO, 2008-Present

Federal Bureau of Investigation: Supervisory Special Agent, 1998-2008

Federal Bureau of Investigation: Assistant Inspector In Place, 2004-2008

Federal Bureau of Investigation: Special Agent, 1979-1997

U.S. Army: Airborne, Ranger, Pathfinder, Infantry, Captain, 1974-1979

CRISIS MANAGEMENT EXPERIENCE:

Atlanta Prison Uprising, 1987

Five Years Undercover Experience

Sarin Gas investigation, NY, NY

Protection & Custodial Detention of Sammy Gravano, Jan-Feb 1992

Lufthansa Skyjacking, JFK Airport, 1993

Anti-Terrorism Evaluation: Sofia, Bulgaria; Budapest, Hungary, 1993

World Trade Center (WTC) Bombing, 1993

Protection & Transportation of (WTC-93) Subjects

Al Qaeda Bomb Factory Raid, Queens, NY, 1993

TWA Flight 800, Command Post, 1996

World Trade Center Attack, Command Post, 9/11/01

NYC Anthrax Investigation, Command Post, 10/01

American Flight 587, Command Post, Nov. 2001

Protection & Custodial Detention of several Cooperating La Cosa Nostra soldiers, 2002-2008.

Custodial Home Detention Of Marc Dreier; Feb. 13-July 13, 2009; NY, NY

(Dreier pled guilty (SDNY) to 8 charges in the loss of $700 million)

Investigation into a Sexual abuse allegation, against a Roman Catholic Priest (removed from Ministry) by a singular high school student, with no witnesses, no corroborating evidence, and the victim unwilling to be interviewed. Investigation and subsequent polygraph test of the Priest, administered by a former FBI polygrapher, determined that the Priest was not involved.

SPECIALIZATION AND AWARDS:

Honor Graduate, U.S. Pathfinder School, Fort Benning, Georgia,

FBI SWAT Team Member, NYO, 1980-1990

FBI SWAT Team Leader, NYO, 1990-1993

FBI SWAT Senior Team Leader & Coordinator, 1993-1995

FBI Firearms Instructor; FBI Rappel Master

FBI Shield of Bravery (SWAT Team Commendation) as Team Leader

Of the "Al-Qaeda Bomb Factory Raid;" June 1993

EDUCATION:

St. John's University B.A. (Business Administration) 1972

St. John's University M.B.A. (Accounting) 1974

New York University M.A. (Psychology) 1994

Kellogg School of Management (Navigating Strategic Change) 2005

PATHFINDER
CONSULTANTS INTERNATIONAL, INC.

ASSOCIATIONS:

The Society of Former Special Agents of the FBI; Member

FBI Agents Association; Member

The American Legion; Life Member

The Honor Legion, NYPD; Member

National Police Defense Foundation (NPDF); Vice President

P.O. Box 7537 Garden City, NY 11530-0710
T: 646.256.3616 E: pscala@pathfinderci.com

www.pathfinderci.com

PATHFINDER
CONSULTANTS INTERNATIONAL, INC.

__Philip P. Scala__
Pathfinder Consultants International, Inc.
Founder and CEO
Former FBI Supervisory Special Agent

Prior to forming Pathfinder Consultants International, Philip Scala served the United States both as a Commissioned Officer in the US Army for Five years followed by his 29 years of service with the FBI.

Mr. Scala served in the United States Army from 1974 through 1979. He graduated from the Airborne, Ranger, and Pathfinder Schools (Honor Graduate) at the Fort Benning Infantry School, and served with the First of the Sixth Infantry, First Armored Division, in the Federal Republic of Germany (1974-1977). During his service, he was promoted to the rank of Captain. Upon acceptance in to the FBI academy, Captain Scala resigned his commission, and entered the FBI Academy located on the United States Marine Corps Base at Quantico, Virginia; graduating and being appointed as a Special Agent of the FBI, in April of 1979

Throughout his 29-year career with the FBI, he worked, supervised and lead investigations on nearly every type of federal crime, including securities fraud, white collar crime, money laundering, tax violations, narcotics, racketeering, homicide, violent crime, kidnappings, and public corruptions. Mr. Scala has been the recipient of numerous commendations and awards for outstanding service, notably the FBI Shield of Bravery, as a group commendation, as the SWAT team leader of the Al-Qaeda Bomb Factory Raid, on June 3, 1993.

Mr. Scala was assigned to the Criminal Division of the New York Office. He served in numerous assignments within the Organized crime branch and was sent to the Defense language Institute in Monterey, California to gain proficiency in the Italian/ Sicilian languages. Mr. Scala participated in the investigations of the La Cosa Nostra Commission, "the murder of Paul Castellano", "the investigation, and cooperation of Sammy Gravano", the investigations and convictions of Gambino leaders, Neil Dellacroce, and John J. Gotti. As part of the investigations of the La Cosa Nostra, Mr. Scala and his team investigated the bankruptcy of "The Franklin National Bank of New York," Michele Sindona, the Vatican Bank and its connections to Sicily and Gambino soldier John Gambino.

Mr. Scala and his team's investigations of the Italian Mob, lead to numerous convictions for Racketeering and other violent crimes. In addition, he served five years in numerous undercover positions in the national security and criminal divisions, participated on The U.S. State Department teams evaluating the counter-terrorism units in Sofia, Bulgaria and Budapest, Hungary. Mr. Scala was also an Assistant Inspector In Place, on the FBI's Inspection staff.

P.O. BOX 7537 GARDEN CITY, NY 11530-0710
T: 646.256.3616 E: PSCALA@PATHFINDERCI.COM

WWW.PATHFINDERCI.COM

PATHFINDER

CONSULTANTS INTERNATIONAL, INC.

Mr. Scala served 15 years in the New York SWAT team, including the leadership of the Brooklyn-Queens team and Senior team leader for the New York Division from 1990-1995. His training included certifications as Rappel-Master, Tactical Instructor, Sniper, and Firearms instructor. He has participated in numerous SWAT operations, arrests, skyjackings and raids, including the Hell's Angels HQ., the Atlanta Prison uprising, and the rescue of a mutinied oil tanker (Liberian-flagged, "Ypapanti"), in the Atlantic Ocean. In 1993, he led the raid on the Al-Qaeda bomb factory, where five terror operatives were arrested, and seized five explosive drums intended to destroy the United Nations, Federal Plaza, and the city's tunnels.

On May 10, 1998, Mr. Scala was selected as a Supervisory Special Agent for the Gambino La Cosa Nostra Squad (C-16). During his tenure, the squad successfully investigated and prosecuted the Mob infiltration of Wall Street, the New York Waterfront investigation, "Murder Incorporated," labor racketeering, the NY Construction Industry, dismantlement of the Gambino family in NY and Sicily, the NBA referee case, and the largest consumers' fraud ($1 billion) in US history, which involved the mob's infiltration of the internet, telecommunications, and banking industries.

From 2003-2008, Mr. Scala, developed and implemented the NY Office's Leadership Development Program, which assisted relief supervisors develop excellence in leadership through mentoring, journalizing, "Best Practice" experiences, and accountability tools. The program was designed to be continuous, progressive, and measurable in assisting the FBI leaders maximize their leadership potential throughout their careers.

Mr. Scala received his Bachelor degree and Master of Business Administration in accounting from St. John's University, he also earned a Master of Arts degree in Psychology from New York University.

Pathfinder Consultants International, Inc. offers unique expertise and delivers the information you need to make informed decisions, whether in times of crisis or in the course of simply running your business.

Our Investigations, Financial Advisory and Intelligence Services are comprised of highly credentialed consultants worldwide. With a broad range of expertise, our professionals include former FBI Special Agents, white-collar crime prosecutors, forensic accountants, intelligence analysts, computer forensics professionals, corporate governance specialists, business journalists, litigation consultants, regulatory experts and accountants who specialize in complex claims, damages calculations and valuations.

The services we offer are need based to accommodate the changing needs of our clients. In addition to detecting and deterring fraud; we are dedicated to leveraging new technologies and the specialized knowledge of our employees and network to assist businesses and organizations resolve critical issues and stay competitive.